SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 1, 2016 (March 28, 2016)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 28, 2016, the Compensation Committee of our board of directors approved the following:

(i)	The annual base salaries of certain executive officers were set, effective March 27, 2016, at the respective amounts shown in the following table:

Executive	Annual Base Salary
Gregory T. Mount	$493,000
William J. Linehan	320,650
Thomas L. McKeirnan	279,273
Harry Sladich	254,426

(ii)	The executive officers were granted restricted stock units (RSUs) under our 2015 Stock Incentive Plan (the “Stock Plan”) covering the number of shares of our common stock shown opposite their respective names in the following table:

Executive	Number of Shares of Common Stock Underlying RSUs
Gregory T. Mount	42,385
James A. Bell	22,176
William J. Linehan	23,462
Thomas L. McKeirnan	20,434
Harry Sladich	18,616

The RSUs will, subject to continued employment, vest 25% on each anniversary of the date of grant.

(iii)	Gregory T. Mount was granted stock options under the Stock Plan to purchase 81,130 shares of our common stock at an exercise price of $8.20 per share, the closing price of our stock on March 28, 2016. One-fourth of the stock options will become exercisable on each of the first four anniversaries of that date, subject to Mr. Mount’s continued employment.

(iv)	The 2016 RLHC Executive Officers Bonus Plan (the “Plan”) was approved. The Plan provides for potential bonuses for our President and Chief Executive Officer and our Executive Vice Presidents. The target bonuses under the Plan (“Target Bonuses”) are 75% of 2016 base salary for our President and Chief Executive Officer and 50% of 2016 base salary for each of the other executives.

Bonuses under the Plan will be based on the following three performance goals:

•	Achievement of at least 90% of our 2016 budgeted adjusted earnings before interest, taxes, depreciation and amortization (“Budgeted Adjusted EBITDA”).

•	Achievement of a departmental goal based on our 2016 earnings per share.

•	Achievement of an individual goal that has been specified by the Compensation Committee for each executive. The individual goals are based on one or more of the following business criteria: gross operating profit; revenues from group business; RevPar growth; increase in RevPar index; development of tools to measure guest experience; and addition of franchised and managed hotels to our system of hotels.

To determine bonuses under the Plan, the EBITDA goal will be weighted 80% and each of the other two goals will be weighted 10%. No bonus will be payable under the Plan unless the ratio (“EBITDA Goal Achievement”) of (i) our actual adjusted EBITDA for 2016, to (ii) Budgeted Adjusted EBITDA exceeds 90%.

If the EBITDA Goal Achievement percentage is 150% or higher, an executive will be entitled to a payout equal to:

•	twice his Target Bonus (“Maximum Payout”), if the executive achieves both his department and individual goals;

•	90% of the Maximum Payout, if the executive only achieves one of his department and individual goals; or

•	80% of the Maximum Payout, if the executive achieves neither his department nor his individual goal.

If the EBITDA Goal Achievement percentage is 100%, an executive will be entitled to a payout equal to:

•	his Target Bonus, if the executive achieves both his department and individual goals;

•	90% of his Target Bonus, if the executive only achieves one of his department and individual goals; or

•	80% of his Target Bonus, if the executive achieves neither his department nor his individual goal.

The Plan specifies other payout amounts that will apply if the EBITDA Goal Achievement percentage is between 90% and 100% or between 100% and 150%.

An executive must be employed by us at the time of payment in order to receive a payout. All payments under the Plan are subject to previous approval by the Compensation Committee. Bonuses otherwise payable under the Plan may be deferred, partially paid or withheld in their entirety if the Compensation Committee determines that to be in the best interests of our company.

A copy of the Plan is included as Exhibit 10.1 to this report.

The foregoing is a summary of the matters approved by the Compensation Committee. In the event of any difference between this summary and the actual terms of the documents that implement these matters, the terms of those documents will control.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	2016 RLHC Executive Officers Bonus Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2016	RED LION HOTELS CORPORATION

	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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